EXHIBIT 10.05

                              J. BAKER, INC.
                        1994 EQUITY INCENTIVE PLAN
                          PERFORMANCE SHARE AWARD


50,000 Shares                                            September 15, 1997

         Pursuant to its 1994 Equity Incentive Plan (the "Plan"), J. Baker, Inc. (the "Company") hereby grants to Stuart M. Glasser, Executive Vice President of the Company ("Glasser"), a Performance Share Award (the "Award") under which Glasser may receive, in the aggregate, up to 50,000 shares of common stock of the Company, par value $.50 (the "Shares"), upon the terms and conditions set forth in this Award agreement.

         1. Shares Subject to the Award. The Award covers an aggregate of up to 50,000 Shares.

         2. Performance Term. The Award is linked to a performance term (the "Performance Term") which begins on September 15, 1997 and ends on September 15, 1999, provided, however, that Glasser may, in his sole discretion, extend the Performance Term for a period of one (1) year until September 15, 2000 by giving written notice to the Company of his intention to extend the Performance Term no later than sixty (60) days prior to September 15, 1999.

         3.       Performance Measure.
         At the end of the Performance Term, the Compensation Committee of the Board of Directors of the Company (the "Committee") shall determine the average closing price of the Company's common stock (the "Common Stock") on the NASDAQ National Market System, or on the principal exchange on which the Common Stock is traded, for the 10 consecutive trading days ending on the last trading day of the Performance Term (the "Determination Date"). The price determined pursuant to the previous sentence shall be known as the "Target Price".


The number of Shares to which Mr. Glasser shall be entitled, if any, pursuant to the Award shall be determined in accordance with the following table:

              Target Price                                 Number of Shares
              --------------                                ----------------
                $10.00                                            0
                $11.00                                            10,000
                $12.00                                            20,000
                $13.00                                            30,000
                $14.00                                            40,000
                $15.00                                            50,000

         If the Target Price falls between whole dollar amounts per share, the number of Shares shall be determined by linear interpolation. For example, a Target Price of $10.50 would correspond to 5,000 Shares; a Target Price of $12.63 would correspond to 26,300 Shares.

         4. Issuance of Shares. As soon as practicable after the Committee's determination of the number of Shares to be issued pursuant to an Award under
Section 3, the Company shall proceed diligently and expeditiously to issue and deliver a stock certificate to Glasser for such number of Shares, provided that, without limiting or reducing Glasser's entitlement to the Shares (a) the Company shall have received any agreement, statement or other evidence it may require reasonably to satisfy itself that the issuance of such Shares and any subsequent resale of the Shares will be in compliance with applicable laws and regulations,
(b) mutual arrangements satisfactory to the Company and Glasser have been made for the withholding of all taxes required to be withheld with respect to the Award following standard withholding guidelines, with both parties acting reasonably and expeditiously, and (c) all other conditions to such issuance contained in the Plan or this Award Agreement have been satisfied, provided, however, that the same do not add any material burden, expense, condition or requirement or delete, diminish, impair or dilute any benefit provided hereunder for Glasser.




5.       Further Conditions on Issuance of Shares.
         (a) Performance Certification. No Shares shall be issued pursuant to the Award unless the Committee has previously certified in writing to the Board of Directors the degree to which the performance measure established under Section 3 was in fact satisfied. For this purpose, approved minutes of a Committee meeting in which the certification was made shall constitute written certification. At the end of the Performance Term, the Committee shall proceed diligently and in an expeditious manner to provide such certification to the Board of Directors.
         (b) Continued Employment. No Shares shall be issued pursuant to the Award unless Glasser remains employed by the Company throughout the Performance Term; provided, however, that in the event of a termination of employment without cause or a termination for "good reason" pursuant to Section 13(d) and 13(a), respectively, of the Employment Agreement by and between the Company and Glasser dated as of September 15, 1997, occurring during the Performance Term, the Target Price shall be determined during the 10 consecutive trading days ending on the date of termination. If the Target Price, as so determined, exceeds $10.00, Glasser shall be entitled to receive, within 15 days of his termination of employment, the number of Shares determined pursuant to the table set forth in Section 3 above. If the Target Price does not exceed $10.00, Glasser shall not be entitled to receive any Shares pursuant to this Award Agreement.
         (c) Change of Control. Notwithstanding the provisions of Section 5(b), in the event of a Change of Control (as defined in Section 13(c) of the Plan) occurring during the Performance Term and the termination of Glasser's employment prior to the end of the Performance Term, the Target Price shall be determined during the 10 consecutive trading days ending on the date on which the Change of Control occurs. If the Target Price, as so determined, exceeds $10.00, Glasser shall be entitled to receive, within 15 days of his termination of employment, the number of Shares determined pursuant to the table set forth in Section 3 above. If the Target Price does not exceed $10.00, Glasser shall not be entitled to receive any Shares pursuant to this Award Agreement.


         6.       Miscellaneous.
         (a) Notices. Any notice required or permitted to be given by the Company or the Committee pursuant to this Award Agreement shall be deemed given when personally delivered or deposited in the United States mail, registered or certified, postage prepaid, addressed to Glasser at his last address shown on the records of the Company.
         (b) No Assignment of Benefits. Glasser's rights under this Award Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge prior to the actual issuance of Shares to Glasser; any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge prior to such receipt shall be void, and the Company shall not be liable in any manner for or subject to the debts, contracts, liabilities, engagements or torts of Glasser or any other person.
         (c) No Right to Continued Employment. Nothing contained herein confers upon Glasser the right to be retained in the service of the Company or limits the right of the Company to discharge or otherwise deal with him without regard to the existence of this Award Agreement.
         (d) Benefits to be Unfunded and Unsecured. This Award Agreement shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating assets of the Company (including stock) for the settlement of any Awards hereunder. No person shall have any interest in any particular assets of the Company (including stock) by reason of this Award Agreement, and any person claiming rights hereunder shall have only the rights of a general unsecured creditor of the Company.
         (e) Rights as a Shareholder. Glasser shall have no rights as a shareholder with respect to any Shares hereunder unless and until a certificate or certificates representing such Shares are duly issued and delivered to him. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued.

         (f) Governing Law. This Award Agreement shall be governed by the laws of the Commonwealth of Massachusetts without giving effect to the conflict of laws provisions of Massachusetts law.

                                  J. BAKER, INC.

                                  By:/s/Alan I. Weinstein
                                  Name:    Alan I. Weinstein
                                 Title:   President


         Receipt of the foregoing Award Agreement is acknowledged and their terms and conditions are hereby agreed to:


September 15, 1997                /s/Stuart M. Glasser
Date                              Stuart M. Glasser